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                                                                     EXHIBIT 10I

                               HON INDUSTRIES INC.
                          STOCK-BASED COMPENSATION PLAN

                   (ADOPTED MAY 9, 1995. AMENDED AND RESTATED
                   MAY 13, 1997. AMENDED FEBRUARY 10, 1999 AND
                               NOVEMBER 10, 2000.)

                                 I. INTRODUCTION

1.1 PURPOSES. The purposes of the 1995 Stock-Based Compensation Plan (the "Plan") of HON INDUSTRIES Inc., (the "Company") and its subsidiaries from time to time (individually a "Subsidiary" and collectively the Subsidiaries") are (i) to align the interests of the Company's shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining officers and other key employees and well-qualified persons who are not officers or employees of the Company for service as directors of the Company and (iii) to motivate such employees and Non-Employee Directors to act in the long-term best interests of the Company's shareholders. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

1.2      CERTAIN DEFINITIONS.

         "AGREEMENT" shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

         "BOARD" shall mean the Board of Directors of the Company.

         "BONUS STOCK" shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

         "BONUS STOCK AWARD" shall mean an award of Bonus Stock under this Plan.

         "CHANGE IN CONTROL" shall have the meaning set forth in Section 6.8(b).

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" shall mean the Committee designated by the Board, consisting of three or more members of the Board, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

         "COMMON STOCK" shall mean the common stock, $1.00 par value, of the Company.

         "COMPANY" has the meaning specified in Section 1.1.

         "DEFERRAL PERIOD" shall mean the period of time during which Deferred Shares are subject to deferral limitations under Section 3.4 of this Plan.
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         "DEFERRED SHARES" shall mean an award made pursuant of Section 3.4 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

         "DEFERRED SHARE AWARD" shall mean an award of Deferred Shares under the Plan.

         "DISABILITY" shall mean the inability of the holder of an award to perform substantially such holder's duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FAIR MARKET VALUE" shall mean the average of the high and low transaction prices] of a share of Common Stock as reported in the National Association of Securities Dealers Automated Quotation National Market System on the date as of which such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

         "FREE-STANDING SAR" shall mean an SAR which is not issued in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

         "IMMEDIATE FAMILY" shall mean any spouse, child, stepchild, or adopted child.

         "INCENTIVE STOCK OPTION" shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an incentive stock option.

         "INCUMBENT BOARD" shall have the meaning set forth in Section 6.8(b)(2) hereof.

         "NON-EMPLOYEE DIRECTOR" shall mean except as applied to the definition of Committee, any director of the Company who is not an officer or employee of the Company or any Subsidiary.

         "NON-STATUTORY STOCK OPTION" shall mean a stock option which is not an Incentive Stock Option.

         "PERFORMANCE MEASURES" shall mean, the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Performance Share Award, of payment with respect to such award. Such criteria and objectives may include, but are not limited to, the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings of the Company, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing and any other criteria and objectives established by the Committee. In the sole discretion of the Committee, the Committee may amend
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or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

         "PERFORMANCE PERIOD" shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

         "PERFORMANCE SHARE" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such Performance Share in cash.

         "PERFORMANCE SHARE AWARD" shall mean an award of Performance Shares under this Plan.

         "RESTRICTED STOCK" shall mean shares of Common Stock which are subject to a Restriction Period.

         "RESTRICTED STOCK AWARD" shall mean an award of Restricted Stock under this Plan.

         "RESTRICTION PERIOD" shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

         "RETIREMENT" OR "RETIRES" shall mean a Participant's termination of employment with the Company on or after the date that such Participant could elect to commence a distribution under the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan, as amended from time to time, which, as of January 1, 1999, is upon attainment of age 55.

         "SAR" shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

         "STOCK AWARD" shall mean a Restricted Stock Award or a Bonus Stock
Award.

         "TANDEM SAR" shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Statutory Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

         "TAX DATE" shall have the meaning set forth in Section 6.5.

         "TEN PERCENT HOLDER" shall have the meaning set forth in Section
2.1(a).

1.3 ADMINISTRATION. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible officers and other key employees of the Company and its Subsidiaries:
(i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Statutory Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Bonus Stock and (iv) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible officers and other key employees for participation in this Plan and determine the form, amount and
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timing of each award to such persons and, if applicable, the number of shares of
Common Stock, the number of SARs and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

         The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the grant of an award under this Plan to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding or (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

         No member of the Board of Directors or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Articles of Incorporation, By-laws, and under any directors' and officers' liability insurance that may be in effect from time to time.

         A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

1.4 ELIGIBILITY. Participants in this Plan shall consist of such officers and other key employees of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-Employee Directors shall be eligible to participate in this Plan in accordance with Article V.

1.5 SHARES AVAILABLE. Subject to adjustment as provided in Section 6.7, the total number of shares of Common Stock available for all grants of awards under this Plan on any calendar year, shall be eighty-three hundredths of one percent (0.83%) of the outstanding and issued Common Stock as of January 1 of such year beginning January 1, 1997, plus the number of shares of Common Stock which shall have become available for grants of awards under this Plan in any and all prior calendar years, but which shall not have become subject to any award granted in any prior year.

         Notwithstanding the foregoing, the maximum number of shares of Common Stock available for the grant of Incentive Stock Options shall be 2,000,000. The maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any calendar year to any person shall be 250,000, subject to adjustment as provided in
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Section 6.7.

                 II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 STOCK OPTIONS. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Non-Statutory Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Statutory Stock Options.

         Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

         (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Non-Statutory Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option and the purchase price per share of Common Stock purchasable upon exercise of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

         (b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

         (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to delivery of such shares and for which the optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold a number of whole shares of Common Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, provided that the optionee attests in a manner satisfactory to the Committee that the optionee at the time of such exercise holds and has held for at least six months prior to such exercise an equal number of whole shares of Common Stock and as to which the optionee has good title, free and clear of all liens and encumbrances, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Committee may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid.

2.2 STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

         SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

         (a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

         (b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to
Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 6.10.

         (c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which
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are being exercised and (ii) by executing such documents as the Company may reasonably request.

2.3      TERMINATION OF EMPLOYMENT. Except as otherwise provided in this
Section 2.3 and subject to Section 6.8, all of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment with the Company of the holder of such option or SAR, as the case may be, whether by reason of retirement or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option or SAR, as the case may be, and shall be specified in the Agreement relating to such option or SAR. Notwithstanding the foregoing, each option or SAR granted under the Plan shall become fully vested and nonforfeitable upon the death or Disability of the Participant awarded such option or SAR, provided such Participant is employed by the Company on the date of death or Disability.

                                III. STOCK AWARDS

3.1 STOCK AWARDS. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

3.2 TERMS OF STOCK AWARDS. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

         (a) NUMBER OF SHARES AND OTHER TERMS. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

         (b) VESTING AND FORFEITURE. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and for the forfeiture of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period.

         Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

         (c) SHARE CERTIFICATES. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 6.5, a certificate or certificates evidencing ownership of the requisite
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number of shares of Common Stock shall be delivered to the holder of such award.

         (d) RIGHTS WITH RESPECT TO RESTRICTED STOCK AWARDS. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a distribution in cash, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 TERMINATION OF EMPLOYMENT. Except as otherwise provided in this Section 3.3 and subject to Section 6.8, all of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award, or cancellation of or forfeiture of such Restricted Stock Award upon a termination of employment with the Company of the holder of such Restricted Stock Award, whether by reason of retirement or other termination, shall be set forth in the Agreement relating to such Restricted Stock Award, except that, notwithstanding the foregoing, each Restricted Stock Award shall become fully vested and nonforfeitable upon the death or Disability of the Participant awarded such Restricted Stock Award, provided such Participant is employed by the Company on the date of death or Disability.

3.4 DEFERRED SHARES. The Committee may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

                  (a) Each such grant or sale shall constitute the agreement by the Company to deliver Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

                  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per share of Common Stock at the date of grant.

                  (c) Each such grant or sale shall be subject to a Deferral Period of not less than 1 year, as determined by the Board at the date of grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control.

                  (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the date of grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Stock.

         (e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

                          IV. PERFORMANCE SHARE AWARDS

4.1 PERFORMANCE SHARE AWARDS. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons as may be selected by the Committee.

4.2 TERMS OF PERFORMANCE SHARE AWARDS. Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

         (a) NUMBER OF PERFORMANCE SHARES AND PERFORMANCE MEASURES. The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

         (b) VESTING AND FORFEITURE. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

         (c) SETTLEMENT OF VESTED PERFORMANCE SHARE AWARDS. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

4.3      TERMINATION OF EMPLOYMENT. Except as otherwise provided in this
Section 4.3 and subject to Section 6.8, all of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or cancellation of or forfeiture of such Performance Share Award upon a termination of employment with the Company of the holder of such Performance Share Award, whether by reason of retirement or other termination, shall be set forth in the Agreement relating to such Performance Share Award, except that, notwithstanding the foregoing, each Performance Share Award shall become fully vested and nonforfeitable upon the death or Disability of the Participant holding such Performance Share Award, provided such Participant is employed by the Company on the date of death or Disability.

                V. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

5.1 ELIGIBILITY. Each Non-Employee Director shall be eligible to elect to receive shares of Common Stock in accordance with this Article V.

5.2 TIME AND MANNER OF ELECTION. At least 6 (six) months prior to the date of any annual meeting of shareholders of the Company during the term of this Plan, Non-Employee Directors may file with the Committee or its designee a written election to receive shares of Common Stock in lieu of all or a portion of such Non-Employee Director's future annual retainer, paid quarterly, exclusive of meeting or committee fees. Notwithstanding the foregoing, an election made by
(i) a Non-Employee Director in respect of the annual retainer payable for the period beginning on the date of the 1995 annual meeting of the shareholders of the Company or (ii) an individual who becomes a Non-Employee Director on a date less than six months prior to any annual meeting of shareholders, shall become effective on the first business day that is six months after the date ("Effective Date") such Non-Employee Director files such election, and such election shall be applicable only to the portion of such Non-Employee Director's annual retainer determined by multiplying such annual retainer by a fraction, the numerator of which is the number of calendar days from the Effective Date to and including the last day for which such Annual Retainer is payable and the denominator is 365. An election pursuant to this Section, once made, shall be irrevocable in respect to the annual retainer for which made.

         The Shares to be issued pursuant to this Section shall be issued on each date on which an installment of the Non-Employee Director's annual retainer would otherwise be payable in cash. The number of such shares to be issued shall be determined by dividing the amount of the then payable installment of the annual retainer subject to an election under this Section by the Fair Market Value of a share of Common Stock on such date. Any fraction of a share shall be disregarded and the remaining amount of the annual retainer shall be paid in cash.

                                   VI. GENERAL

6.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1997 annual meeting of stockholders, shall become effective on the date of such approval. This Plan shall terminate 10 years after its effective date unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

         Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than 10 years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

6.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation including Section 162(m) of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would
(a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.7), or (b) extend the term of this Plan; provided further that, subject to Section 6.7. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder. Notwithstanding the foregoing, the Board may condition the grant of any award or combination of awards authorized under the Plan on the surrender or deferral by the Participant of such Participant's right to an award hereunder, a cash bonus, or other compensation otherwise payable by the Company to the Participant.

6.3 AGREEMENT. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

6.4      TRANSFERABILITY OF STOCK OPTIONS, SARS AND PERFORMANCE SHARES.

         (a) Except as set forth in Section 6.4(b) or as otherwise determined by the Board, no option, SAR or Performance Share shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Committee or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to such award. Except to the extent permitted by the foregoing sentence and Section 6.4(b), each option, SAR or Performance Share may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence and
Section 6.4(b), no option, SAR or Performance Share may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Except as provided in Section 6.4(b), upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option, SAR or Performance Share, such award, and all rights thereunder shall immediately become null and void.

                  (b) Notwithstanding the provisions of Section 6.4(a), option rights (other than Incentive Stock Options) shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant's Immediate Family or to one or more partnerships in which the only partners are members of the Participant's Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected subject to the specific authorization of, and in accordance with any terms and conditions that shall have been made applicable thereto, by the Committee or by the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

6.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or
(ii) the holder may satisfy any such obligation by any of the following means:
(A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of Common Stock (which the holder has held for at least six months prior to the delivery of such shares and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A),
(B) and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B), (E) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. An Agreement may provide for shares of Common Stock to be delivered or withheld having an aggregate Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the holder's maximum marginal tax rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.6 RESTRICTIONS ON SHARES. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award or Deferred Share Award, and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

6.8      CHANGE IN CONTROL.

         (a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options and SARS shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share shall be deemed to be satisfied at the maximum level, (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control, and (vi) the Deferral Period applicable to any Deferred Shares shall lapse. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price.

                  (2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be cancelled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control pursuant to Section (b)(1) or
(2) below or within ten days of the approval of the stockholders of the Company contemplated by Section (b)(3) or (4) below, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, (ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, (iii) in the case of a Restricted Stock Award, Performance Share Award or Deferred Share Award, the number of shares of Common Stock or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. In the event of a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be cancelled simultaneously with the cancellation of the related option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

         (b)      "Change in Control" shall mean:

                  (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 6.8(b); or

                  (2) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board; or

                  (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of Common Stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially in the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

                  (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

6.9 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.10 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.11 GOVERNING LAW. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Iowa and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.12 DEFERRAL AGREEMENTS. The Participants may enter into agreements which will defer the receipt of any shares of Common Stock to be received under an award. Any such agreement shall require that the deferred distribution be made in shares of Common Stock.